 Execution Version

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”), dated as of June 25, 2010, by and among Elite Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on the one hand, and Epic Pharma, LLC, a Delaware limited liability company (the “Parent”), and Epic Investments, LLC, a Delaware limited liability company (including its successors and assigns, the “Purchaser” and together with the Parent, the “Epic Parties”), on the other hand.

WHEREAS, pursuant to a Strategic Alliance Agreement, dated March 18, 2009 (as amended, the “SAA”), among the Company, on the one hand, and the Epic Parties, on the other hand, the Company issued Series E Convertible Preferred Stock (the “Series E Preferred Stock”), pursuant to a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, filed with Secretary of State of the State of Delaware on June 3, 2009 (the “COD” and, together with the SAA, the “Transaction Documents”);

WHEREAS, the parties wish to amend certain terms of the Transaction Documents and the amendments to the SAA shall constitute the fourth amendment thereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Epic Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1      Definitions.  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the SAA.

ARTICLE II
AMENDMENTS AND OTHER AGREEMENTS

Section 2.1    Amendment to COD.  On or prior to the date hereof, the Company shall deliver evidence of the filing of an Amendment to the Certificate of Designation, in the form attached hereto as Exhibit A (the “Certificate of Amendment”).  Each of the Epic Parties hereby consents to the terms and the filing of the Certificate of Amendment, including the Purchaser as the sole holder of Series E Preferred Stock.

Section 2.2    Amendment to Section 1.1 of the SAA.  The definition of “Third Closing Date” in Section 1.1 of the SAA is hereby amended in its entirety and replaced with the following:

““Third Closing Date” means the date of the Third Closing, which shall occur on or before December 31, 2010, provided that all conditions precedent to (i) the Purchaser’s obligation to purchase the Third Closing Shares have been satisfied or waived by the Purchaser and (ii) the Company’s obligation to issue and deliver the Third Closing Shares have been satisfied or waived by the Company.”

Section 2.3    Amendment to Section 2.7 of the SAA. The first sentence of Section 2.7 of the SAA is hereby amended in its entirety and replaced with the following:

“Additional Shares.  In addition, the Company agrees to issue and sell, and the Purchaser agrees to purchase, Sixty Two and one-half (62.5) shares of Series E Preferred Stock on each of the following dates (each such date, an “Additional Closing Date”):  (y) on or prior to November 30, 2009 and (x) within ten (10) Business Days following the last day of each calendar quarter, beginning with the calendar quarter ending on September 30, 2010 and continuing for each of the ten (10) calendar quarters thereafter, upon the terms and subject to the conditions set forth herein.”

Section 2.4    Effect on SAA. The foregoing consents and waivers are given solely in respect of the transactions described herein. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.  This Agreement shall not constitute a novation or satisfaction and accord of any Transaction Document.

Section 2.5    Increase in Authorized Shares; Reverse Split.

(i)           At its next meeting of shareholders the Company shall seek shareholder approval to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least 760 million shares (the “Authorized Share Increase”), subject to downward adjustment if the Company shall effect a Reverse Split (as defined below), with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.

(ii)           The Purchaser hereby agrees to vote all shares of Series E Preferred Stock and Common Stock beneficially owned by it on the applicable record date in favor of (i) the Authorized Share Increase and (ii) a reverse stock split, in the ratio of no greater than 50 to 1 (the “Reverse Split”).  The Company represents, warrants and covenants that all outstanding securities of the Company (including Common Stock and Common Stock Equivalents) will proportionally adjust as to the number of shares issuable and the conversion or exercise prices as a result of any reverse stock split.

Section 2.6.    Series D Preferred Stock.    The Epic Parties hereby consent to, and the Company agrees to cause as a condition to the effectiveness of this Agreement, the amendments set forth in the Series D Amendment Agreement (as defined below), including, without limitation, the amendment (the “Series D COD Amendment”) of the terms of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) issued pursuant to a Certificate of Designation of Preferences, Rights and Limitations of Series D 8% Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 15, 2008.

Section 2.6    Conditions to the Epic Parties’ Obligations.  The respective obligations of the Epic Parties hereunder in connection with the Closing are subject to the following conditions being met:

(a)    the accuracy in all material respects on the date of the Closing of the representations and warranties of the Company contained herein;

(b)    all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

(c)    the execution and delivery of the Amendment Agreement, by and among the Company, Bushido Capital Master Fund, LP and Midsummer Investment Ltd. (the “Series D Amendment Agreement”), in substantially the form attached hereto as Exhibit B and the receipt of all necessary consents to the Series D COD Amendment, and the receipt by the Epic Parties of true, correct and complete copies thereof (including evidence of the filing of the Series D COD Amendment); and

(d)    the execution and delivery of a settlement and release agreement, by and among the Company, Bushido Capital Master Fund, LP, BCMF Trustees, LLC, Midsummer Investment Ltd. And the Epic Parties (the “Settlement Agreement”), in substantially the form attached hereto as Exhibit C.

Section 2.7    Conditions to Company’s Obligations.  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(a)    the accuracy in all material respects on the date of the Closing of the representations and warranties of each of the Epic Parties contained herein;

(b)    all obligations, covenants and agreements of each of the Epic Parties required to be performed at or prior to the Closing shall have been performed;

(c)    the execution and delivery of the Series D Amendment Agreement; and

(d)    the execution and delivery of the Settlement Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1    Representations and Warranties of the Company.  The Company hereby make the representations and warranties set forth below to the Epic Parties that as of the date of its execution of this Agreement:

(a)    Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)    No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

Section 3.2    Representations and Warranties of the Epic Parties.  Each Epic Party, jointly and severally, hereby represents and warrants to the Company that, as of the date hereof, each Epic Party has the requisite corporate, partnership and/or company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by each Epic Party and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Epic Party and no further action is required by either Epic Party, their respective board of directors (or equivalent governing body) or their respective stockholders, members or partners in connection therewith.  This Agreement has been duly executed by each Epic Party and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of each Epic Party enforceable against each Epic Party in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ARTICLE IV
MISCELLANEOUS

Section 4.1    Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the SAA.

Section 4.2    Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery hereof. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.3    Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.

Section 4.4    Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.5    Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the SAA.

Section 4.6    Entire Agreement.  The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.7    Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ELITE PHARMACEUTICALS, INC.

By:
Name:
Title:

EPIC PHARMA, LLC

By:
Name:
Title:

EPIC INVESTMENTS, LLC

By: EPIC PHARMA LLC, its Managing Member

By:
Name:
Title:

EXHIBIT A
FORM OF CERTIFICATE OF AMENDMENT TO THE SERIES E CERTIFICATE OF DESIGNATION

1.    (a)           The following definitions shall be added to Section 1 of the Certificate of Designation in the correct alphabetical order:

““Adjusted Convertible Outstanding Amount” means, for purposes of determining the adjustment to the Conversion Price under Section 7(i) hereof, as of the time of such determination, the sum of (i) the number of outstanding shares of Common Stock (assuming, solely for purposes of such calculation, that all shares of Series D Preferred Stock which have converted after the date of the Series D Amendment Agreement shall have converted at the Adjusted Series D Conversion Price), (ii) the number of shares of Common Stock into which all Series B Preferred Stock are then convertible at the Original Series B Preferred Stock Conversion Price, (iii) the number of shares of Common Stock into which all Series C Preferred Stock are then convertible at the Original Series C Preferred Stock Conversion Price, and (iv) the number of shares of Common Stock into which all Series D Preferred Stock are then convertible at the Original Series D Preferred Stock Conversion Price.  For the avoidance of doubt, the Adjusted Convertible Outstanding Amount shall not include any shares of Common Stock into which the Series E Preferred Stock is convertible.

““Adjusted Series D Conversion Price” means the conversion price of the Series D Preferred Stock under the Series D Certificate, as in effect immediately after  the date of the Series D Certificate Amendment  (without any future adjustment under the Series D Certificate other than adjustment under Section 7(a) thereof), which initially was $0.07.”

““Original Series B Conversion Price” means $1.56, representing the conversion price of the Series B Preferred Stock under the Series B Certificate in effect immediately prior to the date of the Series D Amendment Agreement (subject only to adjustment under Section 7(a) of the Series B Certificate).”

““Original Series C Conversion Price” means $1.61, representing the conversion price of the Series C Preferred Stock under the Series C Certificate in effect immediately prior to the date of the Series D Amendment Agreement (subject only to adjustment under Section 7(a) of the Series C Certificate).”

““Original Series D Conversion Price” means $0.20, representing the conversion price of the Series D Preferred Stock under the Series D Certificate in effect immediately prior to the date of the Series D Certificate Amendment  (subject only to adjustment under Section 7(a) of the Series D Certificate).”

““Series D Amendment Agreement” means the certain Amendment Agreement, dated as of June 25, 2010, by and among the Corporation, Bushido Capital Master Fund, LP and Midsummer Investment Ltd.”

““Series D Certificate Amendment” means the  Series D Certificate of Amendment to Certificate of Designation filed with the Secretary of State of the State of Delaware on June __, 2010.”

““Series D Warrants” means the common stock warrant, as amended, issued to the purchasers of the Series D Preferred Stock pursuant to a certain Securities Purchase Agreement, dated September 15, 2008, as amended, among the Corporation and the investors signatory thereto.”

(b)                 The following definitions set forth in Section 1 of the Certificate of Designation shall be amended to read as follows:

““Existing Preferred Stock” means, as of any date of determination, the then issued and outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.”

““Series D Certificate” means the Certificate of Designation of Preferences, Rights and Limitations of the Series D 8% Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 15, 2008, as amended by the Series D Certificate Amendment.”

2.           The first sentence of Section 6(a) of the Certificate of Designation is hereby amended in its entirety and replaced with the following:

“Conversions at Option of the Holder. Subject to Section 6(c) below, each share of Series E Preferred Stock shall be convertible at the option of the Holder, at any time and from time to time from and after the Original Issue Date into that number of shares of Common Stock  determined by dividing the Stated Value of such share of Series E Preferred Stock by the Conversion Price.”

3.           Section 6(c) of the Certificate of Designation is hereby amended in its entirety and replaced with the following:

“Authorized Share Limitations.  Notwithstanding anything herein to the contrary, the Holder’s ability to convert Series E Preferred Stock into Conversion Shares shall be limited to a number of Conversion Shares equal to the difference between (a) the Company’s total authorized shares of Common Stock as of the applicable Conversion Date, minus (b) as of the applicable Conversion Date, the sum of (i) the Company’s total issued and outstanding Common Stock and (ii) the total number of shares of Common Stock reserved for issuance upon the exercise or conversion, as applicable, of outstanding Common Stock Equivalents (including, without limitation, the Warrants, the Series D Preferred Stock and the Series D Warrants), after giving effect to the Series D Amendment Agreement. The portion of the Series E Preferred Stock which may not be converted as a result of this Section 6(c) shall thereafter be unconvertible to such extent until and unless approval by the Corporation’s stockholders of an increase in the number of authorized shares of Common Stock of the Corporation is subsequently obtained; provided, however, the rights and preferences of the Series E Preferred Stock otherwise set forth in this Certificate of Designation shall otherwise remain in full force and effect. For the avoidance of doubt, the voting rights of the Holder under Section 4(a) shall not be affected by the restrictions of this Section 6(c).”

4.           The first sentence of Section 7(c) of the Certificate of Designation is hereby amended in its entirety and replaced with the following:

“Subsequent Dividend Issuances.  If the Corporation, at any time while the Series E Preferred Stock is outstanding, shall issue shares of Common Stock or shares of Series D Preferred Stock in lieu of cash in satisfaction of its dividend obligations on shares of outstanding Existing Preferred Stock in accordance with the Series B Certificate, Series C Certificate and/or Series D Certificate, as applicable (any such issuance, a “Dividend Issuance”), then the then applicable Conversion Price shall be reduced to a price equal to (i) the aggregate Stated Value of Series E Preferred Stock then outstanding divided by (ii) the product of (x) aggregate number of Conversion Shares issuable upon conversion of the then outstanding Series E Preferred Stock immediately prior to Dividend Issuance multiplied by (y) the sum of one plus a fraction with: (A) a numerator equal to (I) the number of outstanding shares of Common Stock immediately after giving effect to the Dividend Issuance (assuming conversion of all Existing Preferred Stock in accordance with the Series B Certificate, Series C Certificate and/or Series D Certificate, as applicable, but not the Series E Preferred Stock) minus (II) the number of outstanding shares of Common Stock immediately prior to the Dividend Issuance (assuming conversion of all Existing Preferred Stock  in accordance with the Series B Certificate, Series C Certificate and/or Series D Certificate, as applicable, but not the Series E Preferred Stock); and (B) a denominator equal to the number of outstanding shares of Common Stock immediately prior to the Dividend Issuance (assuming conversion of all Existing Preferred Stock in accordance with the Series B Certificate, Series C Certificate and/or Series D Certificate, as applicable, but not the Series E Preferred Stock).

5.           The following is hereby added to the Certificate of Designation as new Section 7(i):

“Special Adjustment relating to Series D Preferred Stock.  If the Corporation, at any time while the Series E Preferred Stock is outstanding, shall issue shares of Common Stock in conversion of shares of outstanding Series D Preferred Stock in accordance with the Series D Certificate (any such issuance, a “Series D Conversion Issuance”), then the then applicable Series E Conversion Price shall be reduced to a price equal to (i) the aggregate Stated Value of Series E Preferred Stock then outstanding divided by (ii) the product of (x) the aggregate number of Conversion Shares issuable upon conversion of the then outstanding Series E Preferred Stock immediately prior to the Series D Conversion Issuance multiplied by (y) the sum of one plus a fraction with: (A) a numerator equal to (I) the Adjusted Convertible Outstanding Amount immediately after giving effect to such Series D Conversion Issuance minus (II) the Adjusted Convertible Outstanding Amount immediately prior to such Series D Conversion Issuance; and (B) a denominator equal to the Adjusted Convertible Outstanding Amount immediately prior to such Series D Conversion Issuance.  The Corporation shall notify the Holder in writing on a quarterly basis of all Series D Conversions which shall have occurred during the preceding calendar quarter, indicating therein the number of shares of Series D Preferred Stock as to which a Series D Conversion shall have occurred and the calculation of such adjusted Conversion Price (such notice, the “Series D Conversion Adjustment Notice”).  Such Series D Conversion Adjustment Notice shall be given by the Corporation to the Holder in accordance with Section 10(a). For purposes of clarification, whether or not the Corporation provides a Series D Conversion Adjustment Notice pursuant to this Section 7(c), upon the occurrence of any Series D Conversion, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Series D Conversion, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.”